UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 7, 2008

AUTO UNDERWRITERS OF AMERICA, INC.
(Exact name of Registrant as specified in its charter)

California	000-11582	94-2915849
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

2670 South White Road, Suite 241 San Jose, CA		95148
(Address of principal executive offices)		(Zip Code)

(650) 377-4381
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 7, 2008, Auto Underwriters of America, Inc. (the “Company”) filed a Certificate of Determination of Preferences (the “Certificate of Determination”) with the Secretary of State of the State of California for Series B Convertible Preferred Stock. The Certificate of Determination has the effect of amending the Company’s Articles of Incorporation. The Certificate of Determination provided for the issuance of up to 4,800,000 shares of Series B Convertible Preferred Stock (the “Series B Preferred”).

The Series B Preferred has the following material terms:

Dividends: The holders of the Series B Preferred are entitled to dividends when, as, and if declared by the Company’s Board of Directors.

Liquidation Preference: In the event of any liquidation, dissolution or winding up of the Company, after the preferential amounts due to the holders of Series A Preferred Stock have been paid, the holders of the Series B Preferred shall be entitled to receive a distribution of the assets or surplus of the Company’s funds equal to $1.20 per Series B Preferred held (as adjusted for subdivisions, combinations, stock dividends, recapitalizations and the like) prior and in preference to any distribution to the holders of the Company’s common stock.  If the assets and surplus are insufficient to satisfy this preferential amount, then the assets and surplus remaining after payment of preferential amounts due to the holders of the Series A Preferred Stock shall be distributed ratably to the holders of the Series B Preferred.

Conversion: Each share of Series B Preferred is convertible any time after the final closing of the private offering of the Series B Preferred (“Final Closing”) at the option of the holder without the payment of additional consideration.  The total number of shares of common stock into which each share of Series B Preferred may be converted will be determined by dividing the $1.20 original purchase price by the applicable conversion price.  The initial conversion price for each share of Series B Preferred is $1.20 for four shares of the Company’s common stock.

Automatic Conversion: Each share of Series B Preferred will be automatically converted on the date which is 180 days after the Final Closing into a number of shares of the Company’s common stock determined by dividing each share of Series B Preferred’s $1.20 original purchase price by a conversion price equal to the lesser of: (y) $0.30; or (z) 75% of the ten trading day volume weighted average price of one share of the Company’s common stock as reported by the securities exchange or quotation medium where the Company’s common stock is then traded or quoted.

Adjustment Provisions: The conversion price of the Series B Preferred will be adjusted proportionally for stock splits, stock dividends or similar transactions.

Voting Rights: The holders of the Series B Preferred are entitled to that number of votes on all matters presented to shareholders equal to the number of shares of common stock then issuable upon conversion of the Series B Preferred.  The Series B Preferred have the right to vote together with common stock and Series A Preferred Stock, and not as a separate class except as otherwise provided or required by law.

Protective Provisions: Consent of the holders of at least a majority of the then outstanding shares of Series B Preferred shall be required for any action that: (i) authorizes any new class or series of shares, share equivalents, or share appreciation rights having rights senior to the Series B Preferred, (ii) increases the authorized number of shares of Series B Preferred, (iii) amends any provision to the Articles of Incorporation or the Bylaws in a manner that adversely affects the Series B Preferred’s rights, privileges, preferences or restrictions, or (iv) results in the redemption of or dividend on any shares of the Company’s common stock (other than pursuant to equity incentive agreements with service providers giving the Company the right to repurchase shares upon the termination of services or other agreements providing for a right of repurchase by the Company as approved by of the Board of Directors).

Piggyback Registration Rights: The Company has agreed to register the shares of common stock into which the Series B Preferred is convertible in any subsequent registration statement the Company files with the Securities and Exchange Commission, so that holders of such securities shall be entitled to sell the same simultaneously with and upon the terms and conditions as the securities sold for the Company’s account are being sold pursuant to any such registration statement, subject to such lock-up provisions as may be proposed by the underwriter of said registration statement.

The Certificate of Determination is attached hereto as Exhibit 3.1 and incorporated herein by reference. The description of the rights, preferences, privileges and restrictions of the Series B Preferred contained herein is not complete and is qualified in its entirety by reference to the full text of the Certificate of Determination.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
3.1	Certificate of Determination of Preferences of Series B Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    Auto Underwriters of America, Inc.

Date: April 28, 2008                                                                   /s/ Dean Antonis
                    By: Dean Antonis
                    Its: President and Treasurer

AUTO UNDERWRITERS OF AMERICA, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
3.1	Certificate of Determination of Preferences of Series B Convertible Preferred Stock

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